EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Neogenomics, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated April 14, 2008, on the consolidated financial statements of Neogenomics, Inc. as of and for the years ended December 31, 2007 and 2006 and for the three and nine months ended September 30, 2008 and 2007, which appear in such registration statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kingery & Crouse P.A.
Kingery & Crouse, P.A.

November 26, 2008